Exhibit 99.1
Cycurion Launches Habit, an AI Security Operations Center That Learns What Normal Looks Like and Hunts Whatever Breaks It
November 4, 2026
New product identifies threats, verifies them, and protects against them with AI-driven triage, 24/7 human analysts, built-in offensive analysis, and unlimited incident response
MCLEAN, Va., Nov. 04, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity and AI-driven solutions, today launched Habit, an AI-driven security operations center (SOC) built to identify threats before they disrupt operations. The launch also marks Cycurion’s repositioning as a predictive cybersecurity company, built around a newly assembled team of former U.S. Intelligence Community and private-sector cyber experts.
Habit doesn’t chase alerts. It learns what normal looks like for every identity, device, and workload in a client’s environment, then goes after whatever breaks the pattern. It connects to the tools a client already runs (or deploys its own agent) to build a living baseline. When something deviates, AI-driven triage and 24/7 human analysts verify the threat is real, remediate it, and validate the fix before the case is closed. Built-in offensive analysis studies the environment the way an attacker would, so the weaknesses it uncovers become forward intelligence rather than a post-incident forensic record. Where traditional SOC and MDR models mostly process alert volume, Habit focuses on the signals that matter and verifies each one is resolved, so organizations can act before threats become incidents.
“Everyone is trying to answer the alarm faster. We want to know which alarm matters before the attacker makes a move,” said L. Kevin Kelly, Chairman and Chief Executive Officer of Cycurion. “The answer is context, not speed. That is a different premise, and we have rebuilt the company and its team around it. We intend to be measured on disruption avoided, not alerts closed.”
Key capabilities of Habit include:
•Continuous behavioral baselining of identities, endpoints, and workloads so normal gets a fingerprint and pattern breaks surface first.
•AI-driven triage, verification, and remediation, with human analysts handling the judgments that require them, around the clock.
•An on-demand AI red team that attacks the client’s own environment first (mapped to MITRE ATT&CK), surfaces weaknesses before an attacker finds them, and retests to confirm each fix held.
•Unlimited incident response included, with no hourly or per-incident fees.
•Integration with existing endpoint protection or the Habit agent, plus email security, backup for Microsoft 365, Google Workspace, and AWS S3, and a security support inbox.
Habit is the first major product release in Cycurion’s predictive intelligence portfolio. Panoptic ranks exposure and risk by asset, threat vector, and exploitability. Fathom, targeted for early 2027, unifies intelligence, telemetry, and operations into one predictive view of the attacks forming against the systems a client cannot afford to lose. Habit is designed for existing managed-security clients, public-sector agencies, and commercial organizations that want product capabilities combined with 24/7 human oversight.
“Automating workflows around alerts that are mostly noise just gets you to the wrong answer faster,” said Danny White, Chief Product Officer of Cycurion. “We are building the view that lets our clients move first. Security is a behavior problem, so we named the product after one. Signatures catch what someone has already seen. Habits catch what is different.”

Cycurion already operates a 24/7 security operations center and, through its portfolio companies, has delivered more than 2,000 engagements across more than 30 agencies over 15+ years. Habit brings that operational experience into a product designed to scale from small and midsize businesses to demanding public-sector environments.
For more information or to book a demo, visit cycurion.com/habit.
Future Capabilities Disclaimer
This press release may include discussion of capabilities that are under development. Any such capabilities are subject to change, and customers should make purchasing decisions based on features that are currently available.
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (Nasdaq: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, Cycurion Innovation, Inc., and Cycurion Digital Ally, Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.
Forward-Looking Statements
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated capabilities, performance, and benefits of Habit, Panoptic, and Fathom; the ability of Habit to identify, verify, and remediate threats before they disrupt operations; the expected timing of the release of Fathom, currently targeted for early 2027; the ability of the Company’s offerings to scale from small and midsize businesses to public-sector environments; the Company’s ability to deliver unlimited incident response on a sustainable cost basis; the Company’s repositioning as a predictive cybersecurity company and the markets it intends to serve; the intended measure of disruption avoided; and other statements that are not historical facts. Words such as “aim,” “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “intended to,” “designed to,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” “target,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: delays in, or changes to, the development, testing, or release of the capabilities described in this press release; development and integration risk; the risk that those capabilities, including their AI models and predictive outputs, do not perform as designed or as accurately as anticipated; errors, false positives, or false negatives in AI-driven triage, detection, or offensive analysis; the risk that the costs of delivering unlimited incident response exceed the Company’s expectations; potential liability arising from offensive testing of client environments or from security incidents affecting clients; dependence on third-party technology, data sources, and integration partners; the Company’s ability to fund development and commercialization; the Company’s ability to attract and retain key personnel, including its newly assembled team; client adoption and market acceptance of a predictive approach to cybersecurity and of the Company’s repositioning; competition; government contracting and certification requirements; cybersecurity incidents affecting the Company or its clients; the outcomes of the Company’s investigations; any potential legal proceedings; and the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.
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